UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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KOPJAGGERS, INC.

(Name of Registrant as Specified in Its Charter)

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KOPJAGGERS, INC.

5920 N. Florida Ave.

Hernando, Florida 34442

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO

SEND US A PROXY

Dear Stockholders:

This information statement (“Information Statement”) is being furnished to holders of record of the common stock, par value $0.001 per share (the “Common Stock”), at the close of business on July 23, 2014 of Kopjaggers, Inc., a Florida corporation (the “Company”), with respect to certain corporate actions of the Company. This Information Statement is first being mailed or furnished to the stockholders of the Company on or about October 6, 2014.

The purpose of this Information Statement is to notify stockholders of the Company that, on July 23, 2014, the Company received a written consent in lieu of a meeting of stockholders from the holder of 7,468,500 shares of Common Stock (representing 62.24% of the issued and outstanding shares of Common Stock). The written consent adopted resolutions approving an amendment to the Company’s articles of incorporation changing the name of the Company from Kopjaggers, Inc. to “National Waste Management Holdings Inc.” In addition, the shareholders approved a forward stock split at a ratio of 5:1 and to increase the authorized from 20,000,000 shares to 250,000,000 shares.

ONLY THE STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON JULY 23, 2014 ARE ENTITLED TO NOTICE OF THE CORPORATE ACTION. STOCKHOLDERS WHO HOLD IN EXCESS OF 50% OF THE COMPANY’S SHARES OF VOTING CAPITAL STOCK ENTITLED TO VOTE ON THE ACTION HAVE VOTED IN FAVOR OF THE ACTION. AS A RESULT, THE ACTION HAS BEEN APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDERS OF THE COMPANY. THIS ACTION IS EXPECTED TO BE EFFECTIVE ON A DATE THAT IS AT LEAST 20 DAYS AFTER THE MAILING OF THIS INFORMATION STATEMENT.

The Company’s board of directors is not soliciting your proxy. This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C of the Securities Exchange Act of 1934, as amended. The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

BY ORDER OF THE BOARD OF DIRECTORS

October 6, 2014	By:	/s/ Charles Teelon
Charles Teelon President

KOPJAGGERS, INC.

5920 N Florida Ave.

Hernando, Florida 34442

INFORMATION STATEMENT

This information statement (“Information Statement”) is being furnished to holders of record of the common stock, par value $0.001 per share (the “Common Stock”), at the close of business on July 23, 2014 of Kopjaggers, Inc., a Florida corporation (the “Company”), with respect to certain corporate actions of the Company. This Information Statement is first being mailed or furnished to the stockholders of the Company on or about October 6, 2014.

ABOUT THIS INFORMATION STATEMENT

What is the purpose of this Information Statement?

This Information Statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify stockholders of the Company, as of the close of business on July 23, 2014 (the “Record Date”), of the corporate actions expected to be taken pursuant to the written consent of a principal stockholder of the Company. A holder of the Company’s Common Stock has approved an amendment to the Company’s articles of incorporation to change the name of the Company to National Waste Management Holdings Inc. and to implement a forward stock split at a ratio of 5:1 (the “Action”). In order to eliminate the costs and management time involve in holding a special meeting, and in order to effect the corporate action as soon as possible, the Company decided to proceed with the corporate action by obtaining the written consent of a stockholder holding a majority of the voting power of the Company, in accordance with Florida Law.

Who is entitled to notice?

All holders of shares of Common Stock of record on the close of business on the Record Date are entitled to notice of the Action.

On what corporate matters did the principal stockholders vote?

A total of 1 holder, who hold 62.24% of the total issued and outstanding voting capital stock of the Company on the Record Date, holds a majority of the issued and outstanding voting capital stock required to vote on the Action. The stockholder has voted for the following:

•	For the approval of an amendment to the articles of incorporation of the Company to change the name of the Company from “Kopjaggers Inc.” to “National Waste Management Holdings Inc.”
•	For the approval of a forward stock split of the common capital stock of the Company at rate of 5:1.
•	For the increase of authorized common stock from 20,000,000 shares to 250,000,000.

1

What vote is required to approve the Action?

In order to amend the articles of incorporation of the Company to change the name of the Company, the affirmative vote of a majority of the voting capital stock is required. On July 23, 2014, 1 stockholder of the Company voted in favor of the Action. Under FLA.STAT Chapter 607, generally, as amended, of the State of Florida, and in accordance with the Bylaws of the Company, all activities requiring stockholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the stockholders. Because the total of 1 shareholder are entitled to cast a vote representing 7,468,500 shares of Common Stock (which shares are equal to 62.24% of the total issued and outstanding voting capital stock of the Company on the Record Date), no action by the minority stockholders in connection with the Action is required.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of the Record Date, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five percent, (ii) each of the Company’s executive officers, directors and director designees, and (iii) the Company’s executive officers, directors and director designees as a group.

Name of Beneficial Owner(1)	Number Of Shares	Percent Ownership
Charles Teelon[2]	7,468,500	62.24%
Louis “Tiny” Paveglio[2]	2,298,000	19.15%
Jeff Chartier[2]	1,149,000	9.58%

All Directors, Officers and Principal Stockholders as a Group	10,915,500	90.97%

1.)	The address of each shareholder is care of Kopjaggers, Inc. at the address of record unless otherwise stated.

2.)	Charles Teelon, Louis “Tiny” Paveglio, and Jeff Chartier are Directors of Kopjaggers, Inc.

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ACTION

AMENDMENT TO THE ARTICLES OF INCORPORATION OF THE COMPANY TO INCREASE THE AUTHORIZED NUMBER OF COMMON SHARES, IMPLEMENT A FORWARD SPLIT OF 5:1 AND CHANGE THE NAME OF THE COMPANY TO NATIONAL WASTE MANAGEMENT HOLDINGS, INC.

On July 2, 2014, the Company’s board of directors adopted a resolution declaring it advisable to amend the Company’s articles of incorporation to change the name of the Company to National Waste Management Holdings Inc., to approve a forward stock split of the common capital stock of the Company at a ratio of 5:1, and to increase the authorized common stock of the Company to 250,000,000 shares. On July 23, 2014, the Company received a written consent in lieu of a meeting of stockholders from 1 holders of 7,468,500 shares of Common Stock (representing 62.24% of the issued and outstanding shares of Common Stock) approving the Action. A copy of the Articles of Amendment are attached as Appendix A hereto.

Purpose of the Action

On June 6, 2014, Kopjaggers Inc. (the “Company”) the Corporation has entered into a Plan of Merger Agreement with our subsidiary Sandland Aquisition Corp. and Sand/Land of Florida Enterprises, Inc., resulting in Sand/Land of Florida Enterprises, Inc. becoming a wholly owned subsidiary of the Corporation. The intention was for Kopjaggers, Inc. to acquire Sand/Land of Florida Enterprises, Inc. in exchange for 9,494,000 shares of the Corporation. Pursuant to the Merger Agreement, the Board of Directors advises that the Corporation should undergo a forward stock split equal to 5:1 of the common stock of the Corporation, and to increase the authorized from 20,000,000 shares to 250,000,000 shares. Further, because the company’s subsidiary merged into a waste management company; the Board finds it in the best interest of the Corporation to change the name of the Corporation from Kopjaggers, Inc. to National Waste Management Holdings Inc. These actions require shareholder consent. The name change is a strategic decision and is intended to have the Company’s name better reflect the product and business of the Company. It is the belief of the Board and of the voting shareholders that the name “National Waste Management Holdings Inc.” better represents the underlying products and services of the subsidiary holding. In addition, it is the belief of the Board and the consenting shareholders that a forward split of the common stock will make the Company more attractive to capital investors.

In consideration of the new direction of the Company, the Board of Directors recommends that the Company to change the name to “National Waste Management Holdings Inc.” and to implement a forward stock split of the common capital stock of the Company at a ratio of 5:1. Additionally, as we require additional availability of the common stock to accommodate the forward split and for possible future issuances, the Board has recommended and the shareholders have consented to increasing the authorized from 20,000,000 to 250,000,000.

The increase in authorized share capital will not have any immediate effect on the rights of existing shareholders. However, the Board of Directors will have the authority to issue authorized shares of common stock without requiring future approval from the shareholders of such issuances, except as may be required by applicable law or exchange regulations. To the extent that additional authorized shares of common stock are issued in the future, they will decrease the existing shareholders’ percentage equity ownership interests and, depending upon the price at which such shares of common stock are issued, could be dilutive to the existing shareholders. Any such issuance of additional shares of common stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock of the Company.

3

The Company has no current plans, proposals or arrangements to issue any of the additional shares that will become authorized share capital of the Company pursuant to the increase in authorized shares, except for the proposed forward split.

In regards to the forward split, the Company will not issue any certificates representing fractional shares. Any fractional shares will be rounded to the nearest whole share. This forward stock split will not affect the current par value per share. The newly issued common stock pursuant to the Forward Split will be fully paid and non-assessable. This forward stock split will increase the number of issued and outstanding common shares from 12,000,000 to 60,000,000 common shares. Prior to the forward split, the Company needs to increase the number of authorized shares, as addressed above.

The Board has determined that share liquidity would be enhanced by having additional shares held by the Company’s shareholders. The forward split will not affect the company's stockholders' equity as reflected on our financial statements, except to change the number of issued and outstanding shares of common stock.

There can be no assurance, nor can the Board of Directors of the Company predict what effect, if any, these change, include the forward stock split will have on the market price of the Company's common stock.

There are no plans, proposals or arrangements to issue any additional shares that will be available after the forward stock split.

Effective Date of the Amendment

The Articles of Amendment of the Company will become effective upon the filing of the certificate of amendment to the Company’s articles of incorporation with Secretary of State of the State of Florida and approval by FINRA. Pursuant to Rule 14c-2 under the Exchange Act, the foregoing Action may not become effective until a date that is at least 20 days after the date on which this Information Statement has been mailed to the stockholders of the Company.

Dilution and Effect of Action on Shareholder Rights

The general effect upon the rights of the existing security holders as a result of the forward split will not have any overall dilution of the Company’s stock, however, the inherent effects that increasing the Company’s outstanding common stock has on shareholder value based on the dilutive impact of the additional authorized shares. The Company has no specific plans to issue shares of common stock beyond the forward split described herein. Specifically, we have no intention or plans to enter into a merger, consolidation, acquisition or similar business transaction at this time. However, shares of authorized and unissued common stock could be issued (within limits imposed by applicable law) in one or more transactions not yet contemplated. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. If the Board of Directors deems it to be in the best interests of the Company and the stockholders of the Company to issue additional shares of common stock in the future from authorized shares, the Board of Directors generally will not seek further authorization by vote of the Stockholders, unless such authorization is otherwise required by law or regulations.

4

One of the effects of the increase in authorized share capital, if adopted, however, may be to enable the Board of Directors to render it more difficult to or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. The Board of Directors would, unless prohibited by applicable law, have additional shares of common stock available to effect transactions (including private placements) in which the number of the Company’s outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company. Such action, however, could discourage an acquisition of the Company which the shareholders of the Company might view as desirable. The Company currently has no additional anti-takeover mechanisms or protocols within our governing documents or otherwise and there are no plans or proposals to adopt other provisions, amend any charters or bylaws of the Company or enter into other arrangements that may have material antitakeover consequences.

Dissenters’ Right of Appraisal

Under Florida law and the Company’s articles of incorporation and bylaws, no stockholder has any right to dissent to the forward split, and no stockholder is entitled to appraisal of or payment for their shares of Common Stock pursuant to the Action.

No Meeting of Stockholders Required

The Company is not soliciting any votes with regard to the Action. The principal stockholders that have consented to the Action hold a majority of the total issued and outstanding shares of voting capital stock and, accordingly, such principal stockholders have sufficient shares to approve the Action.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

The Plan of Merger, referenced herein, generally, signed by the Company on June 6, 2014 was countersigned by Charles Teelon who is the controlling and voting shareholder approving this Action.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested the Company to include any additional proposals in this Information Statement.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No officer, director or director nominee of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer, director or director nominee of the Company. No director of the Company has informed the Company that he intends to oppose the proposed actions to be taken by the Company as set forth in this Information Statement.

ADDITIONAL INFORMATION

The Company files reports with the Securities and Exchange Commission (the “SEC”). These reports include annual and quarterly reports, as well as other information the Company is required to file pursuant to securities laws. You may read and copy materials the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

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DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company received contrary instructions from one or more of the security holders. The Company shall deliver promptly, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to the Company at 5920 N Florida Ave. Hernando, Florida 34442. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements, proxy statements and annual reports.

BY ORDER OF THE BOARD OF DIRECTORS

October 6 2014	By:	/s/ Charles Teelon
Charles Teelon President

6

APPENDIX A

STATE OF FLORIDA CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the laws of the state of Florida does hereby certify:

FIRST: That at a meeting of the Board of Directors of Kopjaggers, Inc.

RESOLVED, that the Certificate of Incorporation of this corporation be amended changing the Article thereof, as amended, said Articles shall be read and be amended as follows for those Articles referenced below:

Article I.

Name of the Corporation: “National Waste Management Holdings, Inc.”

Article IV.

The number of shares authorized by the corporation shall be 250,000,000 common shares, par value $0.001 per share.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with the laws of the State of Florida at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Florida.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this ____ day of July 2014.

By:_______________________________________

Authorized Officer

Title: Chief Executive Officer/President__________

Name: Charles Teelon